   As filed with the Securities and Exchange Commission on February 22, 1999

                                                           Registration No. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                              --------------------
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                               POPE & TALBOT, INC.
               (Exact name of issuer as specified in its charter)

           DELAWARE                                       94-0777139
  (State or other jurisdiction                              (I.R.S.
of incorporation or organization)                  Employer Identification No.)

                   1500 S.W. FIRST AVENUE, PORTLAND, OR 97201
               (Address of principal executive offices) (Zip Code)

                               POPE & TALBOT, INC.
                       STOCK OPTION AND APPRECIATION PLAN
              SPECIAL NON-EMPLOYEE DIRECTOR STOCK RETAINER FEE PLAN
                            (Full title of the plan)


                                  PETER T. POPE
                CHAIRMAN OF THE BOARD AND CHIEF EXECUTIVE OFFICER
                               POPE & TALBOT, INC.
                   1500 S.W. FIRST AVENUE, PORTLAND, OR 97201
                     (Name and address of agent for service)
                                 (503) 228-9161
          (Telephone number, including area code, of agent for service)


                                  CALCULATION OF REGISTRATION FEE
=============================================================================================================
                                                     Proposed              Proposed
                                                     Maximum               Maximum
   Title of Securities        Amount to be      Offering Price per    Aggregate Offering        Amount of
    to be Registered         Registered (1)         Share (2)             Price (2)          Registration Fee
    ----------------         --------------         ---------             ---------          ----------------
Stock Option and
Appreciation Plan
Common Stock, $1.00 par
value                           300,000               $7.28               $2,184,000             $607.15

Special Non-Employee
Director Stock Retainer
Fee Plan
Common Stock, $1.00 par
value                           300,000               $7.28               $2,184,000             $607.15

                                                                    Aggregate Registration Fee $1,214.30
=============================================================================================================

(1) This Registration Statement shall also cover any additional shares of the Registrant's Common Stock which become issuable under the Stock Option and Appreciation Plan and Special Non-Employee Director Stock Retainer Fee Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the Registrant's receipt of consideration which results in an increase in the number of outstanding shares of the Registrant's Common Stock.

(2) Calculated solely for purposes of this offering under Rule 457(h) of the Securities Act of 1933, as amended, on the basis of the average of the high and low selling prices per share of the Registrant's Common Stock on February 17, 1999 as reported on the New York Stock Exchange.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Certain Documents by Reference

     Pope & Talbot, Inc. (the "Registrant") hereby incorporates by reference into this Registration Statement the following documents previously filed with the Securities and Exchange Commission (the "Commission"):

     (a) The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1997 filed with the Commission on March 31, 1998;

     (b) The Registrant's Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 1998, June 30, 1998 and September 30, 1998 filed with the Commission on May 14, 1998, August 10, 1998 and November 8, 1998, respectively;

     (c) The Registrant's Current Report on Form 8-K, filed with the Commission on April 7, 1998 and an amendment thereto filed on April 17, 1998; and

     (d) (1) The Registrant's Registration Statement on Form 8-A filed with the Commission on December 3, 1985, together with Amendments 1 and 2, filed with the Commission on January 10, 1986, and March 9, 1987, respectively, in which there is described the terms, rights and provisions applicable to the Registrant's outstanding Common Stock.

          (2) The Registrant's Registration Statements on Form 8-A filed with the Commission on April 7, 1998 and April 21, 1998, respectively, together with Amendment No. 1 filed on April 21, 1998, in which there is described the terms, rights and provisions applicable to the Registrant's preferred stock purchase rights distributed as a dividend on the outstanding shares of Registrant's Common Stock.

     All reports and definitive proxy or information statements filed pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "1934 Act"), after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description of Capital Stock

     Inapplicable.

Item 5. Interests of Named Experts and Counsel

     Inapplicable.

Item 6. Indemnification of Directors and Officers

     The Registrant's Restated Certificate of Incorporation provides that no member of the Registrant's Board of Directors or Executive Committee of the Board will be personally liable to the Registrant or any of its stockholders for monetary damages arising from such member's breach of his fiduciary duties to the Registrant. However, this does not apply with respect to any action in which such person would be liable under Section 174 of Title 8 of the General Corporation Law of Delaware, nor does it apply with respect to any liability in which such person (i) breached his duty of loyalty to the Registrant; (ii) did not act in good faith or, in failing to act, did not act in good faith; (iii) acted in a manner involving intentional misconduct or a knowing violation of law or, in failing to act, acted in a manner involving intentional misconduct or a knowing violation of law; or (iv) derived an improper personal benefit.

     Pursuant to the provisions of Section 145 of the General Corporation Law of Delaware, every Delaware corporation has power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the Registrant or of any corporation, partnership, joint venture, trust or other enterprise for which he is or was serving in such capacity at the request of the Registrant, against any and all expenses, judgments, fines and settlement amounts reasonably incurred by him in connection with such action, suit or proceeding. The power to indemnify applies only if such person acted in good faith and in a manner he reasonably believed to be in the best interests, or not opposed to the best interests, of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

     The power to indemnify applies to actions brought by or in the right of the corporation as well, but only to the extent of defense and settlement expenses and not to any satisfaction of a judgment or settlement of the claim itself, and with the further limitation that in such actions no indemnification shall be made in the event of any adjudication of negligence or misconduct unless the court, in its discretion, feels that in the light of all the circumstances indemnification should apply.

     To the extent any of the persons referred to in the two immediately preceding paragraphs is successful in the defense of the actions referred to therein, such person is entitled pursuant to Section 145 to indemnification as described above. Section 145 also empowers the corporation to advance litigation expenses to such person upon receipt of any undertaking to repay such advances in the event no right to indemnification is subsequently shown. A corporation may also obtain insurance at its expense to protect anyone who might be indemnified, or has a right to insist on indemnification, under the statute.

     The Registrant has entered into indemnification agreements with certain of its officers and all of its current directors which provide for indemnification to the fullest extent permitted by Delaware General Corporation Law, including
Section 145 thereof. Such agreements have been approved by the Registrant's stockholders. The Registrant's stockholders also approved the use of similar agreements which may be entered into from time to time with future directors and/or future officers of the Registrant.

Item 7. Exemption from Registration Claimed

     Inapplicable.

Item 8. Exhibits

Exhibit Number    Exhibit
--------------    -------
    4.0           Instruments Defining Rights of Stockholders. Reference is made to the Registrant's Registration Statements on Form 8-A,
                  together with the Amendments thereto, which are incorporated herein by reference pursuant to Items 3(d)(1) and 3(d)(2) of this Registration Statement.

    5.0           Opinion of Brobeck, Phleger & Harrison LLP.

   23.1           Consent of Independent Public Accountants -- Arthur
                  Andersen LLP.

   23.2           Consent of Brobeck, Phleger & Harrison LLP is contained in
                  Exhibit 5.

   24.0 Power of Attorney. Reference is made to page II-4 of this Registration Statement.

   99.1           Stock Option and Appreciation Plan.

   99.2           Stock Option and Appreciation Plan Amendment

   99.3* Form of Non-Statutory Stock Option Agreement generally used in connection with the Stock Option and Appreciation Plan.

   99.4*          Form of Independent Stock Appreciation Right Grant.

   99.5           Special Non-Employee Director Stock Retainer Fee Plan

   99.6           Form of Notice of Grant under Special Non-Employee Director
                  Stock Retainer Fee Program

   99.7           Form of Stock Option Agreement generally used in connection with the Special Non-Employee Director Stock Retainer Fee
                  Plan.
----------

*    Exhibits 99.3 and 99.4 are incorporated herein by reference to Exhibits
     28.2 and 28.3, respectively, to the Registrant's Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 33-8966 which was filed with the Commission on December 15, 1987.

Item 9. Undertakings.

     A. The undersigned Registrant hereby undertakes: (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement (i) to include any prospectus required by Section 10(a)(3) of the 1933 Act, (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement, and (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement; provided, however, that clauses (1)(i) and (1)(ii) shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in the periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the 1934 Act that are incorporated by reference into this Registration Statement; (2) that, for the purpose of determining any liability under the 1933 Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and
(3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the Registrant's Stock Option and Appreciation Plan and Special Non-Employee Director Stock Retainer Fee Plan.

     B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the 1933 Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the 1934 Act that is incorporated by reference into this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     C. Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers or controlling persons of the Registrant pursuant to the indemnification provisions summarized in Item 6 above or otherwise, the Registrant has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the 1933 Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by the Registrant is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the 1933 Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Portland, State of Oregon on this day of February , 1999.


                                        POPE & TALBOT, INC.


                                        By: /s/ PETER T. POPE
                                            ------------------------------------
                                            Peter T. Pope
                                            Chairman of the Board and
                                            Chief Executive Officer

                                POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS:

     That the undersigned officers and directors of POPE & TALBOT, INC., a Delaware corporation, do hereby constitute and appoint Peter T. Pope and Robert
J. Day, and each one of them, the lawful attorneys and agents, with full power and authority to do any and all acts and things and to execute any and all instruments which said attorneys and agents, or either of them, determine may be necessary or advisable or required to enable said corporation to comply with the 1933 Act, and any rules or regulations or requirements of the Commission in connection with this Registration Statement. Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this Registration Statement, to any and all amendments, both pre-effective and post-effective, and supplements to this Registration Statement, and to any and all instruments or documents filed as part of or in conjunction with this Registration Statement or amendments or supplements thereof, and each of the undersigned hereby ratifies and confirms all that said attorneys and agents, or any of them, shall do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.

     IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney as of the date indicated.

     Pursuant to the requirements of the 1933 Act, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

       Signatures                         Title                                  Date
       ----------                         -----                                  ----
/s/ PETER T. POPE                 Chairman of the Board,                    February 22, 1999
-----------------------------     Chief Executive Officer and Director
Peter T. Pope                     (Principal Executive Officer)


       Signatures                         Title                                  Date
       ----------                         -----                                  ----
/s/ MICHAEL FLANNERY              President and Director                    February 22, 1999
------------------------------
Michael Flannery

/s/ ROBERT J. DAY                 Senior Vice President and                 February 22, 1999
------------------------------    Chief Financial Officer
Robert J. Day                     (Principal Financial Officer)

/s/ MARIA M. POPE                 Treasurer and Secretary                   February 22, 1999
------------------------------
Maria M. Pope

/s/ GORDON P. ANDREWS             Director                                  February 22, 1999
------------------------------
Gordon P. Andrews

/s/ HAMILTON W. BUDGE             Director                                  February 22, 1999
------------------------------
Hamilton W. Budge

/s/ CHARLES CROCKER               Director                                  February 22, 1999
------------------------------
Charles Crocker

/s/ KENNETH G. HANNA              Director                                  February 22, 1999
------------------------------
Kenneth G. Hanna

/s/ ROBERT STEVENS MILLER, JR.    Director                                  February 22, 1999
------------------------------
Robert Stevens Miller, Jr.

/s/ HUGO G.L. POWELL              Director                                  February 22, 1999
------------------------------
Hugo G.L. Powell

/s/ BROOKS WALKER, JR.            Director                                  February 22, 1999
------------------------------
Brooks Walker, Jr.

/s/ GERALD L. BRICKEY             Financial Controller                      February 22, 1999
------------------------------    (Principal Accounting Officer)
Gerald L. Brickey


EXHIBIT INDEX


Exhibit Number             Exhibit
--------------
     4.0        Instruments Defining Rights of Stockholders. Reference is
                made to the Registrant's Registration Statement on Form
                8-A, together with the Amendments thereto, which are
                incorporated herein by reference pursuant to Items 3(d)(1)
                and 3(d)(2) of this Registration Statement.

     5.0        Opinion of Brobeck, Phleger & Harrison LLP.

    23.1        Consent of Independent Public Accountants -- Arthur
                Andersen LLP.

    23.2        Consent of Brobeck, Phleger & Harrison LLP is contained in
                Exhibit 5.

    24.0 Power of Attorney. Reference is made to page II-4 of this Registration Statement.

    99.1        Stock Option and Appreciation Plan.

    99.2        Stock Option and Appreciation Plan Amendment.

    99.3* Form of Non-Statutory Stock Option Agreement generally used in connection with the Stock Option and Appreciation Plan.

    99.4*       Form of Independent Stock Appreciation Right Grant.

    99.5        Special Non-Employee Director Stock Retainer Fee Plan.

    99.6        Form of Notice of Grant under Special Non-Employee Director
                Stock Retainer Fee Program.

    99.7 Form of Stock Option Agreement generally used in connection with the Special Non-Employee Director Stock Retainer Fee Plan.

*    Exhibits 99.3 and 99.4 are incorporated herein by reference to Exhibits
     28.2 and 28.3, respectively, to the Registrant's Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 33-8966 which was filed with the Commission on December 15, 1987.